UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-A/A

(POST-EFFECTIVE AMENDMENT NO. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-1393233
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5501 Frantz Road, Dublin, Ohio	43017-0766
(Address of principal executive offices)	(ZIP Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS REGISTERED	NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS REGISTERED
None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, without par value

(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

This Post-Effective Amendment No. 1 of Form 8-A/A amends the registration statement on Form 8-A filed by Dominion Homes, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on January 20, 1994, as amended by the Pre-Effective Amendment on Form 8-A/A filed by the Registrant on March 1, 1994. The common shares, without par value, of the Registrant are described in the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-2 (Registration No. 333-89454), originally filed with the Commission on May 31, 2002 and amended on June 6, 2002. That description is incorporated herein by reference.

ITEM 2. EXHIBITS.

Exhibit No.	Exhibit	Page No.

1	Amended and Restated Articles of Incorporation of Dominion Homes, Inc., which reflects all amendments to date (for purposes of Commission reporting compliance only).	Incorporated by reference to Exhibit 4(a)(3) to the Company’s Registration Statement on Form S-8 (File No. 333-26817) as filed with the Commission on May 9, 1997).

2.1	Amended and Restated Code of Regulations of Dominion Homes, Inc., which reflects all amendments to date (for purposes of Commission reporting compliance only).	Incorporated by reference to Exhibit 3.2 to the Company’s June 30, 2000 Form 10-Q (File No. 0-23270).

2.2	Specimen of Stock Certificate of Dominion Homes, Inc.	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereto duly authorized.

DOMINION HOMES, INC.

By:	/s/ DOUGLAS G. BORROR
Douglas G. Borror Chairman of the Board and Chief Executive Officer

Date: April 30, 2003